As filed with the Securities and Exchange Commission on October 4, 2004

Registration No. 333-___

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE TORO COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	41-0580470 (I.R.S. Employer Identification Number)

8111 Lyndale Avenue South
Bloomington, Minnesota 55420
(Address of principal executive offices) (Zip Code)

THE TORO COMPANY
PROFIT SHARING PLAN FOR PLYMOUTH UNION EMPLOYEES
(Full title of the plan)

J. Lawrence McIntyre, Esquire
Vice President, Secretary and General Counsel
The Toro Company
8111 Lyndale Avenue South
Bloomington, Minnesota 55420
Telephone number: (952) 888-8801
(Name, address and telephone number of agent for service)

Copy to:
Helen P. Starr, Esquire
Perkins Coie LLP
607 Fourteenth Street, NW
Washington, D.C. 20005

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		maximum	maximum
securities to be	Amount to be	offering price	aggregate	Amount of
registered	registered	per share	offering price	registration fee

Common Stock	35,000	$67.295 (c)	$2,335,325 (c)	$158.14 (d)
par value $1.00	shares(b)
per share (a)

Interests in the Plan (e)

(a)	Each share of Common Stock has one Preferred Share Purchase Right attached to it. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock.

(b)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of shares that may be issued in respect of stock splits, stock dividends and similar transactions in the future.

(c)	Estimated solely to calculate the registration fee, pursuant to Rule 457(c) and Rule 457(h), on the basis of the average of the high and low prices reported by the New York Stock Exchange on September 27, 2004.

(d)	Restricted fee to be applied to account number 737758.

(e)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described.

PART I

     As permitted by the instructions to Form S-8, this Registration Statement omits the information specified in Part I of Registrant’s Registration Statement on Form S-8.

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT

     The rules of the Securities and Exchange Commission allow Registrant to incorporate by reference information into this Registration Statement. This means that Registrant may disclose important information to you by referring you to another document.

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are incorporated by reference in this Registration Statement:

1.	Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2003 (File No. 1-8649).

2.	Its Quarterly Report on Form 10-Q for the quarter ended January 30, 2004 (File No. 1-8649).

3.	Its Quarterly Report on Form 10-Q for the quarter ended April 30, 2004 (File No. 1-8649).

4.	Its Quarterly Report on Form 10-Q for the quarter ended July 30, 2004 (File No. 1-8649).

5.	The descriptions of its Common Stock and Preferred Share Purchase Rights contained in its Registration Statements filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such descriptions (File No. 1-8649).

     All documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of those documents. The information contained in a document will automatically update and supersede any information previously incorporated by reference into this Registration Statement.

Item 4. Description of Securities.

     The Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934.

Item 5. Interests of Named Experts and Counsel.

     The opinion of counsel as to the legality of the securities being registered, which is Exhibit 5 to this Registration Statement, is rendered by J. Lawrence McIntyre, Vice President, Secretary and General Counsel of Registrant. Mr. McIntyre does not participate in this Plan.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware empowers a corporation incorporated under the statute to indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve in such capacities with another enterprise at the corporation’s request against expenses (including attorneys’ fees), as well as judgments, fines and settlements, actually and reasonably incurred by them in connection with any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The power to indemnify exists only where such officer, director, employee or agent has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in the case of a criminal action, where such person had no reasonable cause to believe his conduct was unlawful. Unless a court determines to the contrary, a corporation has no power of indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation. Indemnification against expenses is mandatory to the extent a claim, issue or matter has been successfully defended. Indemnification and advancement of expenses are not deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise. A Delaware corporation also has the power to purchase and maintain insurance on behalf of any person it has the power to indemnify, whether or not indemnity against liability would be allowed under the statute.

     Section 2 of Article X of Registrant’s Amended and Restated Certificate of Incorporation mandates indemnification of a director or officer of Registrant or a person serving at the request of Registrant as a director, officer, employee or agent of another entity to the fullest extent authorized by the Delaware General Corporation Law against expenses, liability and loss and authorizes the Board to express such rights in written contracts.

     Section 1 of Article X of Registrant’s Amended and Restated Certificate of Incorporation provides, in accordance with Section 102(b)(7) of the Delaware General Corporation Law, for the elimination or limitation of the personal liability of a director to Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director under certain circumstances.

     Registrant also maintains liability insurance policies which provide for indemnification of a director or officer of Registrant or a person serving at the request of Registrant as a director, officer, employee or agent of another entity against certain liabilities under certain circumstances.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     The exhibits are listed in the exhibit index.

     Registrant undertakes that it has submitted the Plan and will submit any amendment thereto to the Internal Revenue Service in a timely manner and has made all changes required by the IRS in order to qualify the Plan.

Item 9. Undertakings.

(a) Rule 415 offering.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings incorporating subsequent Securities Exchange Act of 1934 documents by reference.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota on the 30th day of September, 2004.

THE TORO COMPANY
(Registrant)

By:	/s/ J. Lawrence McIntyre J. Lawrence McIntyre, Vice President,
Secretary and General Counsel

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kendrick B. Melrose, Stephen P. Wolfe and J. Lawrence McIntyre, or any one of them, each with power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and/or all subsequent amendments to this registration statement, and to file the same, or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent full power to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby approving and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kendrick B. Melrose Kendrick B. Melrose	Chairman, Chief Executive Officer, President and Director (Principal Executive Officer)	September 30, 2004

Signature	Title	Date
/s/ Stephen P. Wolfe Stephen P. Wolfe	Vice President Finance and Chief Financial Officer (Principal Financial Officer)	September 30, 2004

/s/ Randy B. James Randy B. James	Vice President and Controller (Principal Accounting Officer)	September 30, 2004

/s/ Ronald O. Baukol Ronald O. Baukol	Director	September 30, 2004

/s/ Robert C. Buhrmaster Robert C. Buhrmaster	Director	September 30, 2004

/s/ Winslow H. Buxton Winslow H. Buxton	Director	September 30, 2004

/s/ Janet K. Cooper Janet K. Cooper	Director	September 30, 2004

/s/ Katherine J. Harless Katherine J. Harless	Director	September 30, 2004

/s/ Robert H. Nassau Robert H. Nassau	Director	September 30, 2004

/s/ Dale R. Olseth Dale R. Olseth	Director	September 30, 2004

/s/ Christopher A. Twomey Christopher A. Twomey	Director	September 30, 2004

/s/ Gregg W. Steinhafel Gregg W. Steinhafel	Director	September 30, 2004

/s/ Edwin H. Wingate Edwin H. Wingate	Director	September 30, 2004

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington, State of Minnesota, on September 30, 2004.

THE TORO COMPANY PROFIT SHARING PLAN FOR PLYMOUTH UNION EMPLOYEES (Plan)
By:	/s/ J. Lawrence McIntyre
J. Lawrence McIntyre, Vice President,
Secretary and General Counsel

EXHIBIT LIST

Item 8. Exhibits

Exhibit Number		Description
4		Instruments defining the rights of security holders, including indentures

4	(a)	Amended and Restated Certificate of Incorporation of Registrant (incorporated by reference to Exhibit 4(b) to Registrant’s Current Report on Form 8-K dated May 28, 2003, Commission File No. 1-8649).

4	(b)	Bylaws of Registrant (incorporated by reference to Exhibit 4(c) to Registrant’s Current Report on Form 8-K dated May 28, 2003, Commission File No. 1-8649).

4	(c)	Specimen form of Common Stock certificate (incorporated by reference to Exhibit 4(c) to Registrant’s Registration Statement on Form S-8, Registration No. 2-94417).

4	(d)	Rights Agreement dated as of May 20, 1998, between Registrant and Wells Fargo Bank Minnesota, National Association relating to rights to purchase Series B Junior Participating Voting Preferred Stock, as amended (incorporated by reference to Registrant’s Current Report on Form 8-K dated May 27, 1998, Commission File No. 1-8649).

4	(e)	Certificate of Adjusted Purchase Price or Number of Shares dated April 14, 2003 filed by Registrant with Wells Fargo Bank Minnesota, N.A., as Rights Agent, in connection with Rights Agreement dated as of May 20, 1998 (incorporated by reference to Exhibit 2 to Registrant’s Amendment No. 1 to Registration Statement on Form 8-A/A dated April 14, 2003, Commission File No. 1-8649).

4	(f)	Indenture dated as of January 31, 1997, between Registrant and First National Trust Association, as Trustee, relating to the Registrant’s 7.125% Notes due June 15, 2007 and its 7.80% Debentures due June 15, 2027 (incorporated by reference to Exhibit 4(a) to Registrant’s Current Report on Form 8-K for June 24, 1997, Commission File No. 1-8649).

Exhibit Number	Description
5	Opinion of counsel regarding legality (filed electronically herewith).

23(a)	Consent of counsel (contained in Exhibit 5(a)).

23(b)	Consent of KPMG LLP (filed electronically herewith).

24	Powers of Attorney (filed electronically herewith and contained in the signature pages).